EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                Percentage of        State of Incorporation
     Parent                      Subsidiary                      Ownership              or Organization
     ------                      ----------                      ---------              ---------------
Hardin Bancorp, Inc.             Hardin Federal Savings Bank       100%                    Federal

Hardin Federal                   Hardin Savings Service
Savings Bank                     Corporation                       100%                    Missouri